                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                               COASTAL BHC, INC.

-------------------------------------------------------------------------------


         The undersigned, for the purpose of forming a corporation for profit under the laws of Florida, hereby adopts the following Articles of
Incorporation:

                                   ARTICLE I

                      NAME AND PRINCIPAL PLACE OF BUSINESS

         The name of the Corporation is:

                               COASTAL BHC, INC.

       The Corporation's initial place of business shall be One Biscayne Tower, Suite 3400, Two South Biscayne Boulevard, Miami, Florida 33131.

                                   ARTICLE II

                             DURATION AND EXISTENCE

         This Corporation shall exist perpetually. The existence of the Corporation shall commence on the date these Articles of Incorporation shall be filed with the Florida Secretary of State or on a date specified herein, if said date is within five (5) days prior to the date of filing.

                                  ARTICLE III

                               NATURE OF BUSINESS

         This Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the Florida Business Corporation Act.

THIS DOCUMENT PREPARED BY:
Richard J. Bischoff, Esq.
Suite 3400 - One Biscayne Tower
2 South Biscayne Boulevard
Miami, Florida 33131
Tel: (305) 376-6016

Florida Bar No.: 140232

                                   ARTICLE IV

                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office of the Corporation shall be One Biscayne Tower, Suite 3400, Two South Biscayne Boulevard, Miami, Florida 33131.

         The initial mailing address of the Corporation shall be: One Biscayne Tower, Two South Biscayne Boulevard, Suite 3400, Miami, Florida 33131.

                                   ARTICLE V

                                 CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock which shall have a par value of $0.01 per share and 2,000,000 shares of Preferred Stock which shall have $0.01 par value. Shareholders shall have no preemptive rights. Cumulative voting shall not be permitted.

         The preferences, limitations and relative rights of the Preferred Stock shall be as follows:

         1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent other wise provided in the description of such series, with those of other shares of Preferred Stock.

         2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the preferences, limitations and relative rights of the shares of such series, including the following:

                  (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                  (b) The voting rights, if any, which shares of that series shall have, which may be special, conditional, limited or otherwise;

                  (c) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or over the Common Stock;

                  (d) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the Corporation, the shareholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;

                  (e) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms of and amounts payable into such sinking fund;

                  (f) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary dissolution or liquidation of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or over the Common Stock in any such event;

                  (g) Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness, or other property or rights, including securities of another corporation and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the shareholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

                  (h) Whether the issuance of any additional shares of such series or any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

                  (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article V and to the full extent now or hereafter permitted by laws of the State of Florida.

         The whole or any part of the authorized shares of the Corporation may be issued for a consid eration payable in cash or other property, tangible or intangible, or in labor or services which shall have a value as determined from time to time by the Board of Directors of the Corporation but which shall not be less than the par value of the stock to be issued therefor, provided that such services shall have actually been performed for the benefit of the Corporation prior to the issuance of such stock.

                                   ARTICLE VI

                      INITIAL REGISTERED OFFICE AND AGENT

         The name of the Corporation's initial registered agent at such address shall be: Richard J. Bischoff, Esq.

         The street address of the Corporation's initial registered office shall be:

                     One Biscayne Tower
                     2 South Biscayne Boulevard, Suite 3400
                     Miami, Florida 33131


                                  ARTICLE VII

                                   DIRECTORS

         (a) NUMBER. This Corporation shall have one (1) director initially. The number of directors may be increased or decreased from time to time as specified in the bylaws, but shall never be less than one (1) nor more than fifteen (15). The Board of Directors shall be divided into three classes, Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. The Board shall designate initially which of the current directors shall serve in each of the classes. Each director in Class I shall serve an initial term to expire at the annual meeting next ensuing, each director in Class II shall serve an initial term to expire one (1) year thereafter and each director in Class III shall serve an initial term to expire two (2) years thereafter, in each case and until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected, except as provided in the bylaws, at the annual meeting of the shareholders, for a term of three (3) years and to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. The Board, by the vote of a majority of the full Board, may in any year between annual meetings of shareholders increase the membership of the Board by not more than two (2) members, and by like vote, appoint qualified persons to fill the vacancies created thereby and designate the class in which they shall serve. The name and address of the initial director of the Corporation is:

        Director                               Address
        --------                               -------
        Hans C. Mueller                        255 Palm Avenue,
                                               Miami Beach, Florida 33139


                                  ARTICLE VIII

                                INDEMNIFICATION

         (a) The Corporation shall indemnify to the fullest extent permitted under, in accordance with or not prohibited by the laws of the State of Florida, as amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, from and against any and all of the expenses or liabilities incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (other than in an action, suit or proceeding brought by the Corporation upon authorization of the Board of Directors), or other matters referred to in or covered by the provisions of said laws, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings.

         (b) The Corporation may indemnify to the fullest extent permitted under, in accordance with or not prohibited by the laws of the State of Florida, as amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, from and against any and all of the expenses or liabilities incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (other than in an action, suit or proceeding brought by the Corporation upon authorization of the Board of Directors), or other matters referred to in or covered by the provisions of said laws, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings.

         (c) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by other employees and agents may also be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (d) The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall be deemed to constitute contract rights. If a claim under this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense and cost (including attorneys' fees) of prosecuting or defending such suit. If any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) the Corporation shall have a full defense to such suit if upon final adjudication it is found that the indemnitee has not met the applicable standard for indemnification set forth in the Florida Business Corporation Act. Likewise, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover its expenses and costs (including attorneys' fees) upon a final adjudication that the indemnitee has not met the applicable standard for indemnification set forth in the Florida Business Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that the indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard for indemnification, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met the applicable standard of conduct for indemnification, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses, pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, whether under this Article VIII, by statute, law, contract, or otherwise, shall be on the Corporation.

         (e) The indemnification and advancement of expenses provided for herein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled to under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal representatives of such a person.

         (f) Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article VIII may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent provided or authorized by law, or on the basis of the applicable law in effect at the time indemnification is sought.

         (g) The rights to indemnification and to the reimbursement or advancement of expenses conferred in this Article VIII shall: (i) be deemed to constitute contract rights pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer (notwithstanding the existence or non-existence of any separate written contract); (ii) be intended to be, and shall be, retroactive and shall be available with respect to events occurring prior to the adoption hereof; (iii) continue to exist after the rescission or restrictive modification or amendment hereof with respect to the events occurring prior thereto; and (iv) continue after any termination of position of employment, whether or not for cause, as to all claims made with respect to the period during which the claimant was an officer or director.

                                   ARTICLE IX

                                     BYLAWS

         The initial bylaws of the Corporation shall be adopted by the Board of Directors. Bylaws shall be adopted, amended or repealed from time to time by either the shareholders or the Board of Directors, but the Board of Directors shall not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the Board of Directors.

                                   ARTICLE X

                                  INCORPORATOR

         The name and address of the incorporator are:

                           Richard J. Bischoff, Esq.
                               One Biscayne Tower
                     2 South Biscayne Boulevard, Suite 3400
                              Miami, Florida 33131

         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation on this 6 day of October, 1998.

                                             /s/ RICHARD J. BISCHOFF
                                             --------------------------------
                                             Richard J. Bischoff, Incorporator

                               COASTAL BHC, INC.

             CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
               FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING
                     AGENT UPON WHOM PROCESS MAY BE SERVED

-------------------------------------------------------------------------------



         In compliance with Section 48.091, Florida Statutes, the following is submitted:

                  COASTAL BHC, INC., desiring to organize or qualify under the laws of the State of Florida, with its principal place of business at the City of Miami, State of Florida, has named Richard J. Bischoff, Esq., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 3400, Miami, Florida 33131, as its agent to accept service of process within Florida.

                                            /s/ RICHARD J. BISCHOFF
                                            -------------------------------
                                           Richard J. Bischoff, Incorporator

Dated: Oct. 6, 1998

                               COASTAL BHC, INC.

                           CERTIFICATE OF ACCEPTANCE
                              OF AUTHORIZED AGENT

-------------------------------------------------------------------------------



         Having been named to accept service of process for the above stated Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                           Richard J. Bischoff, Esq.
                               One Biscayne Tower
                     2 South Biscayne Boulevard, Suite 3400
                              Miami, Florida 33131

                          By: /s/ RICHARD J. BISCHOFF
                              ---------------------------------
                                  Richard J. Bischoff

Dated: October 6, 1998